                                                                      EXHIBIT 99

                               FORM 4 JOINT FILER INFORMATION

            Names of Joint Filers:

            Canaan IX L.P.

            Canaan Partners IX LLC

            Address of Joint Filers:

            c/o Canaan Partners
            285 Riverside Avenue, Suite 250
            Westport, CT 06880

            Designated Filer:

            Canaan IX L.P.

            Issuer and Ticker Symbol:

            CytomX Therapeutics, Inc. [CTMX]

            Date of Event:

            October 14, 2015

            Signatures of Joint Filers:

            Canaan IX L.P.

              By: Canaan Partners IX LLC

              Its General Partner

              By: /s/ Jaime Slocum
                 ----------------------
                  Attorney-in-Fact

            Canaan Partners IX LLC

              By: /s/ Jaime Slocum
                 ----------------------
                  Attorney-in-Fact